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                                                                     EXHIBIT 5.1


                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                                SIXTEENTH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600

                               September 22, 2000

Level 8 Systems, Inc.
8000 Regency Parkway
Cary, North Carolina  27511

  Re:     Registration of 5,162,169 Shares of Common Stock;
          Registration Statement on Form S-1, File No. 333-44588
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Ladies and Gentlemen:

  We have acted as counsel to Level 8 Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1, File No. 333-44588 (such Registration Statement, as amended from time to time, is referred to herein as the "Registration Statement"), under the Securities Act of 1933, as amended. The Registration Statement relates to the offering of up to 5,162,169 shares of common stock (the "Registered Shares"), $.001 par value ("the Common Stock"), of the Company to be sold from time to time by the stockholders identified in the Registration Statement (the "Selling Stockholders").

  In our capacity as Company's counsel, we have examined Amendment No. 1 to the Registration Statement and the related Prospectus in the form filed by the Company with the Securities and Exchange Commission (the "Commission") on September 22, 2000, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Registered Shares and such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In conducting our examination, we have assumed without independent investigation or inquiry, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or reproduced copies, the authenticity of the originals of such documents, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. The opinions set forth herein are limited to Delaware General Corporation Law and the federal laws of the United States of America.
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  Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the
(i) Registered Shares that are currently outstanding have been validly issued, are fully paid and non-assessable, and (ii) the Registered Shares, when issued upon the conversion of the convertible preferred stock and the exercise of the warrants in accordance with their respective terms, including the payment of any required additional consideration, will be validly issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                   Very truly yours,


                                   /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                   -------------------------------------------
                                   POWELL, GOLDSTEIN, FRAZER & MURPHY LLP